                                                                      EXHIBIT 21
                           SUBSIDIARIES OF SONAT INC.
                             AS OF FEBRUARY 10, 1998

                                                               Percent of
                                            Country of           Voting
                                           Organization        Securities
                                           or, if United        Owned by
                                           States, State        Immediate
Name of Company                           of Organization        Parent
---------------                           ---------------      ----------
SONAT INC.:

CITRUS CORP. (a)                             Delaware              50%

SNT REALTY INC. (b)                          Alabama              100%

SONAT ENERGY SERVICES COMPANY                Delaware             100%

  Sonat Intrastate-Alabama Inc.              Alabama              100%

  Sonat Marketing Company                    Delaware             100%

   Sonat Marketing Company L. P.( c)         Delaware              65%

    JV Trading Inc. (d)                      Delaware             100%

    Keystone Trading Company                 Delaware             100%

    Sonat Public Service Company L.L.C.(e)   Delaware              50%

    Unicom Gas Services LLC(f)               Delaware              50%

    Vail Trading Company                     Delaware             100%

 Sonat Power Inc. (g)                        Delaware             100%

  Sonat Mid-Georgia L.L.C.(h)                Delaware             100%

  Pacific Gas Power Inc.                     Delaware             100%

 Sonat Power Marketing Inc.                  Delaware             100%

  Sonat Power Marketing L. P. (i)            Delaware              65%

 Utilities Service Group L.P. (j)            Delaware             100%

----------------------------
Indentations indicate subsidiaries of subsidiaries

                                                               Percent of
                                            Country of           Voting
                                           Organization        Securities
                                           or, if United        Owned by
                                           States, State        Immediate
Name of Company                           of Organization        Parent
---------------                           ---------------      ----------
SONAT EXPLORATION COMPANY (k)                Delaware             100%

  Field Gas Gathering Inc.                   Delaware             100%

  Sonat Minerals Inc.                        Delaware             100%

  Sonat Minerals Leasing Inc.                Delaware             100%

  Sonat Texas Gathering Company              Delaware             100%

  Sonat Oil Transmission Inc.                Delaware             100%

   Stateline Gas Gathering Company           Delaware             100%

  SONAT EXPLORATION GOM INC                  Delaware             100%

   Sonat Energy Development I Company        Delaware             100%

  SONAT POWER SYSTEMS INC                    Delaware             100%

  SONAT SERVICES INC                         Alabama              l00%

   Sonat Services (D. C.) Inc.               Delaware             100%

  SOUTHERN NATURAL GAS COMPANY               Delaware             100%

   Destin Pipeline Company LLC(l)            Delaware             33.33%

   Etowah LNG Company, L.L.C.(m)             Delaware              50%

   Sonat Gathering Company                   Delaware             100%

   Sonat Ventures Inc. (n)(o)                Delaware             100%

    Sonat NGV Technology Inc. (p)            Delaware             100%

   South Georgia Natural Gas Company         Delaware             l00%

   Southern Deepwater Pipeline Company (q)   Delaware             100%

                                                               Percent of
                                            Country of           Voting
                                           Organization        Securities
                                           or, if United        Owned by
                                           States, State        Immediate
Name of Company                           of Organization        Parent
---------------                           ---------------      ----------
Southern LNG Inc.                            Delaware             l00%

Southern Gas Storage Company (r)             Delaware             l00%

Southern Offshore Pipeline Company (q)       Delaware             100%





Notes
-----

(a) Citrus Corp. owns 100 percent of the stock of Florida Gas Transmission Company, Florida Intrastate Pipeline Company, Citrus Trading Corp., Citrus Industrial Sales Company, Citrus Energy Services, Inc. and Citrus Interstate Pipeline Company. Houston Natural Gas Company, a wholly owned subsidiary of Enron Corp., owns the remaining 50 percent of Citrus Corp.

(b) SNT Realty Inc. has a 50-percent interest in Fifth Avenue Realty Company, an unincorporated joint venture, the remaining 50 percent of which is owned by AmSouth Bank N.A.

(c) Sonat Marketing Company is a 65-percent participant and General Partner in Sonat Marketing Company L. P., a limited partnership; AGL Energy Services, Inc., a wholly owned subsidiary of AGL Resources, Inc., holds a 35-percent limited partnership interest.

(d) JV Trading Inc. has a 50-percent partnership interest in Seminole Gas Marketing; the remaining 50-percent partnership interest of which is held by Suwannee Gas Marketing, Inc., a subsidiary of Lykes Energy, Inc.

(e) Sonat Marketing Company L.P. has a 50-percent interest in Sonat Public Service Company L.L.C., a limited liability company, the remaining 50 percent of which is owned by PSNC Production Corporation, a wholly owned subsidiary of Public Service Company of North Carolina, Inc.

(f) Sonat Marketing Company L.P has a 50-percent interest in Unicom Gas Services LLC, a limited liability company, the remaining 50 percent of which is held by Unicom Energy Services, Inc., a wholly owned subsidiary of Unicom Corporation.

(g) Sonat Mid-Georgia L.L.C. is a 50-percent participant in Mid-Georgia Cogen L.P., the remaining 50 percent is held jointly by NCP Inc. and NCP Houston Power Inc., wholly owned subsidiaries of GPU, Inc.

(h) Sonat Power Inc. is a 50-percent participant in AES/Sonat Power L.L.C., a limited liability company, the remaining 50-percent interest of which is held by AES Gas Power, Inc., a wholly owned subsidiary of The AES Corporation.

(i) Sonat Power Marketing Inc. is a 65-percent participant and General Partner in Sonat Power Marketing L.P., a limited partnership; AGL Power Services, Inc., a wholly owned subsidiary of AGL Resources, Inc., holds a 35-percent limited partnership interest.

(j) Sonat Energy Services Company has a 64-percent limited partnership interest and a 1-percent general partnership interest and Sonat Power Marketing Inc. has a 35-percent limited partnership interest in Utilities Service Group L.P., a Delaware limited partnership.

(k) Sonat Exploration Company has a 50-percent interest in Black Warrior Methane Corp. and Black Warrior Transmission Corp., the remaining 50 percent of each being owned by Jim Walter Resources, Inc.

(l) Southern Natural Gas Company has a 33.33-percent interest in Destin Pipeline Company LLC, a limited liability company, the remaining 66.66-percent interest is held equally by Amoco Destin Pipeline Company, a wholly owned subsidiary of Amoco Corporation, and Shell Destin, LLC, a wholly owned subsidiary of Shell Oil Company.

(m) Southern Natural Gas Company is a 50-percent participant in Etowah LNG Company, L.L.C., a limited liability company, the remaining 50 percent is held by AGL Peaking Services, Inc., a wholly owned subsidiary of AGL Resources, Inc.

(n) Sonat Ventures Inc. is a 50-percent participant in Monarch CNG, an Alabama general partnership, the remaining 50-percent interest of which is held by Midtown NGV, Inc., a wholly owned subsidiary of Energen Corporation.

(o) Sonat Ventures Inc. is a 50-percent participant in Florida Natural Fuels, Ltd., a Florida limited partnership, the remaining 50-percent interest of which is held by Suwannee Gas Marketing, Inc., a wholly owned subsidiary of Lykes Energy, Inc.

(p) Sonat NGV Technology Inc. is a one-half participant in NGV Southeast Technology Center, L.L.C., a Georgia limited liability company, the remaining 50 percent of which is held by Georgia Energy Company, a subsidiary of AGL Resources, Inc.

(q) Southern Deepwater Pipeline Company and Southern Offshore Pipeline Company each have a 50-percent interest in Sea Robin Pipeline Company, an unincorporated joint venture.

(r) Southern Gas Storage Company has a 50-percent interest in Bear Creek Storage Company, an unincorporated joint venture, the remaining 50 percent of which is owned by Tennessee Storage Company, a wholly owned subsidiary of Tennessee Gas Pipeline Company, a subsidiary of El Paso Energy Corporation. Bear Creek Storage Company has a l00-percent interest in Bear Creek Capital Corporation.